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                                                                    Exhibit 99.3

Banc One Credit Card Master Trust
Annual Statement
December 31, 2001

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

                                                          Series        Investor's Interest          Seller's
                                                          1996-A             All Series              Interest          Total Trust
                                                          ------             ----------              --------          -----------
1.   Amounts distributed to
     Certificateholders
     during 2001:
     (a)  Principal                                              0.00       400,000,000.00
     (b)  Interest                                      20,975,184.32       126,263,782.90
     (c)  Total                                         20,975,184.32       526,263,782.90

2.   As of December 31, 2001, the amount                         0.00                 0.00
     that the unpaid principal amount of
     the Certificates exceeded the invested
     amount.

3.   As of December 31, 2001:
     (a)  Trust Principal Receivables                                                                               3,316,356,201.78
     (b)  Trust Finance Charge Receivables                                                                            109,650,342.97
     (c)  Total                                                                                                     3,426,006,544.75

4.   Invested Amount as of December 31,
     2001:
     (a)  Class A                                      465,000,000.00     2,665,000,000.00
     (b)  Class B                                       35,000,000.00        35,000,000.00
     (c)  Total                                        500,000,000.00     2,700,000,000.00

5.   As of December 31, 2001:
     (a)  Principal Allocation Percentage                      15.08%               81.41%               18.59%              100.00%
     (b)  Floating Allocation Percentage                       15.08%               81.41%               18.59%              100.00%

6.   During 2001:
     (a)  Principal Collected                          669,091,133.98     4,013,806,804.06       682,151,335.61     4,695,958,139.67
     (b)  Finance Charges Collected                    103,605,822.69       622,080,348.48       106,002,831.22       728,083,179.70

7.   Shared Principal Collected                        707,426,196.83     4,244,387,225.21

8.   Excess Finance Charge during 2001                  36,479,603.29       221,647,993.70

9.   Delinquencies as of December 31,
     2001:
     (a)  30 - 59 days                                                                                                 66,686,337.86
     (b)  60 - 89 days                                                                                                 48,991,035.00
     (c)  90 days +                                                                                                    80,914,953.51

10.  Defaulted Amount during 2001                       38,335,062.85       230,580,421.15        39,056,167.75       269,636,588.90

11.  During 2001:
     (a)  Class A Investor Charge-offs                           0.00                 0.00
     (b)  Class B Investor Charge-offs                           0.00                 0.00

12.  2001 Servicing Fee                                  7,500,000.00        44,557,443.46

13.  Portfolio Yield (average year to
     date)                                                                          13.99%

14.  Series Enhancement Available as of
     December 31, 2001:
     (a)  Available to Class A                          50,000,000.00
     (b)  Available to Class B                                    n/a
     (c)  Total                                         50,000,000.00

15.  The amount of Series Enhancement used
     during 2001:
     (a)  To fund Class A Required Amount                        0.00                 0.00
     (b)  To fund Class B Required Amount                        0.00                 0.00

16.  Series Enhancement Fees paid in 2001                  315,972.22         2,141,446.84

17.  Reallocated Principal Collections in
     2001                                                        0.00
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